                                                                      Exhibit 11


                                   FORM 10-K

                         Imtek Office Solutions, Inc.
                      (Formerly Spectrum Equities, Inc.)

                                  Exhibit 11

                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                               Years Ended September 30
                                                         -------------------------------------
                                                            1997         1996         1995
                                                         ----------  ------------  -----------
           Primary
           -------
Net income                                               $   58,367  $       -     $      -
Less - preferred stock dividends                               -             -            -
Net income for primary income per common share           $   58,367  $       -     $      -
                                                         ==========  ============  ===========

Weighted average number of common shares outstanding
during the year                                           2,447,916   181,157,501   19,275,000

Add - common equivalent shares                                 -             -            -
                                                         ----------  ------------  -----------
Weighted average number of shares used in
calculation of primary inv\come per common share          2,447,916   181,157,501   19,275,000
                                                         ==========  ============  ===========

Primary income per common share                          $      .02  $       -     $      -
                                                         ==========  ============  ===========

           FULLY DILUTED
           -------------
Net income for primary income per common share           $   58,367  $       -     $      -
Net income for fully diluted net income per share        $   58,367  $       -     $      -
                                                         ==========  ============  ===========
Weighted average number of shares used in
calculating primary income per common share               2,447,916   181,157,501   19,275,000


Add (deduct) incremental shares                                -             -            -

Weighted average number of shares used in calculation
of fully diluted income per share                         2,447,916   181,157,501   19,275,000
                                                         ==========  ============  ===========

Fully diluted income per common share                    $      .02  $       -     $      -
                                                         ==========  ============  ===========